UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2024, Richard M. Lucas notified Walker & Dunlop, Inc. (the “Company”) of his decision to resign from his position as Executive Vice President, General Counsel and Secretary, effective immediately.

Mr. Lucas has confirmed that his resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

On May 23, 2024, Daniel Groman was appointed as the Company’s interim General Counsel and Secretary.

Mr. Groman has served as the Company’s Senior Vice President, Deputy General Counsel and Assistant Secretary since August 2012, after joining the Company as Associate General Counsel and Assistant Secretary in November 2011. Prior to joining the Company, Mr. Groman served as Associate General Counsel and Assistant Corporate Secretary of Freddie Mac and was an attorney at the law firm of Arnold & Porter LLP. Mr. Groman received his Bachelor of Arts from the University of Maryland and his Juris Doctor from the University of Maryland Francis King Carey School of Law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: May 28, 2024	By:	/s/ Gregory A. Florkowski
		Name:	Gregory A. Florkowski
		Title:	Executive Vice President and Chief Financial Officer

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